UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 2, 2012 (October 29, 2012)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of Network Billing Systems, LLC and Related Transactions

On October 29, 2012, Fusion Telecommunications International, Inc. (“Fusion”) and its wholly owned subsidiary, Fusion NBS Acquisition Corp. (“FNAC”, and collectively, the "Company"), completed the acquisition of all of the issued and outstanding membership interests of Network Billing Systems, LLC (“NBS”) and substantially all of the assets of NBS’ affiliate, Interconnect Services Group II LLC (“ISG”), and thereby acquired the business operated by NBS and ISG (the “Acquired Business”). Definitive agreements to purchase the Acquired Business were entered into on January 30, 2012, and amended on June 6, 2012, August 20, 2012, September 21, 2012 and October 24, 2012 (the “Purchase Agreements”), and execution of the Purchase Agreements was initially reported by Fusion in a Current Report on Form 8-K/A filed on February 6, 2012.

The Acquired Business is a Unified Communications and cloud services provider offering a wide range of hosted voice and data services, Internet and data network solutions to small, medium and large businesses in the United States.  For the year ended December 31, 2011, the Acquired Business had revenues of approximately $26.5 million and net income of approximately $3.1 million.

In accordance with the terms of the Purchase Agreements, the Company purchased the Acquired Business, including $500,000 of cash and the assumption of certain related liabilities.  The aggregate purchase price for the outstanding membership interests of NBS and the assets of ISG, net of the assumed liabilities, was $19.6 million (the “Purchase Price”), consisting of $17.75 million in cash, $0.6 million to be evidenced by promissory notes payable to the sellers of the NBS membership interests (the “Seller Notes”) and 11,363,636 shares of restricted common stock of Fusion valued at $1.25 million.  The Seller Notes bear interest at the rate of 3% per annum and are payable in 14 equal monthly installments commencing January 31, 2013. The Purchase Price will be adjusted on or before November 15, 2012, based on certain working capital measurements described in the Purchase Agreements, and 10% of the cash portion of the Purchase Price is being held in escrow for a period of up to one year as collateral to secure the accuracy of the sellers’ representations, warranties and covenants contained in the Purchase Agreements.

In connection with its acquisition of the Acquired Business, Fusion entered into an Employment and Restrictive Covenant Agreement (the “Kaufman Employment Agreement”) with Jonathan Kaufman, the principal operating officer of the Acquired Business and Manager of NBS, who has become the President of the Company’s combined Corporate Services business segment.

Additionally, effective with the consummation of the Acquired Business, FNAC entered into a 5-year lease agreement (the “Lease”) with Manchester Realty, LLC, a company controlled by Jonathan Kaufman, to continue the occupancy of NBS’ principal offices in Wayne, NJ.  The lease is for approximately 11,000 square feet of office space, under which FNAC is required to pay annual rent to the landlord of approximately $120,000, with annual increases of approximately 7-8% per year.  The Company believes that the terms of the Lease are no less favorable to FNAC than what could have been obtained from an unaffiliated third party.

The cash portion of the Purchase Price was largely financed through the issuance by FNAC of $16.5 million of senior notes (see “Sale of Senior Notes and Related Transactions” below).

The foregoing summary of the terms and conditions the of the Purchase Agreements, the Seller Notes, the Kaufman Employment Agreement and the Lease are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.47-10.56 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sale of Senior Notes and Related Transactions

Contemporaneously with the completion of the acquisition of the Acquired Business, Fusion, FNAC and NBS entered into, and consummated the transactions contemplated by, a Securities Purchase Agreement and Security Agreement (the “SPA”) with Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP and Plexus Fund II, LP (the “Lenders”). Under the SPA FNAC sold the Lenders (a) five-year Series A senior notes (the “Series A Notes”) in the aggregate principal amount of $6.5 million, bearing interest at the rate of 10.0% annually, and (b) five-year Series B senior notes (the “Series B Notes”) in the aggregate principal amount of $10.0 million bearing interest at the rate of 11.5% annually (collectively, the “Notes”).

Each of the Notes provides for the payment of interest on a monthly basis commencing October 31, 2012. The Series A Notes provide for monthly principal payments in the amount of $52,083 each, beginning September 30, 2013, with the outstanding principal balance being due and payable on October 27, 2017.  The outstanding principal balance of the Series B Notes becomes due and payable on October 27, 2017.

The obligations to the Lenders are secured by first priority security interests on all of the assets of FNAC and NBS, as well as the capital stock of each of Fusion’s subsidiaries, and by second priority security interests in Fusion’s accounts receivable and other assets.  In addition, Fusion and NBS (and hereafter created subsidiaries of both) have guaranteed FNAC’s obligations under the SPA, including FNAC’s obligation to repay the Notes.

The SPA contains a number of affirmative and negative covenants, including but not limited to, restrictions on paying indebtedness subordinate to the Notes, incurring additional indebtedness, making capital expenditures, dividend payments and cash distributions by subsidiaries.  In addition, at all times while the Notes are outstanding, Fusion is required to maintain a minimum cash bank balance of no less than $1 million in excess of any amounts outstanding under a permitted working capital line of credit.  The SPA also requires on-going compliance with various financial covenants, including leverage ratio, fixed charge coverage ratio and minimum levels of earnings before interest, taxes, depreciation and amortization.  Failure to comply with any of the restrictive or financial covenants could result in an event of default and accelerated demand for repayment of the Notes.

In connection with the sale of the Notes to the Lenders, Fusion issued a nominal warrant to the Lenders to purchase 13,325,000 shares of Fusion common stock (the “Warrant”).  The Warrant is exercisable from the date of issuance until October 29, 2022, at an exercise price of $.01 per share.  Fusion has agreed to pay the exercise price on behalf of the Lenders at the time of exercise.  Commencing upon the earlier of a change in control, the repayment of the Notes in full or October 29, 2017, in the event that Fusion’s common stock does not meet certain liquidity thresholds with respect to trading volume and market price, then Fusion would be required to repurchase the Warrant or the shares issued upon exercise of the Warrant at a repurchase price based upon the formulas set forth therein. The Company also paid the Lenders a transaction fee of $330,000.

In conjunction with the execution of the SPA, the Company and the Lenders also entered into a series of ancillary agreements relating to, among other things, securing the Lenders’ right to repayment of the Notes and establishing priority as to payments and to security among the Lenders and other creditors of the Company (the “Ancillary Agreements”). The Ancillary Agreements consist of:

●	an IP Security Agreement under which the Company has pledged intellectual property to the Lenders to secure payment of the Notes;
●
Intercreditor and Subordination Agreements under which creditors of the Company and the Lenders have established priorities among them and reached certain agreements as to enforcing their respective rights against the Company;

●	a Pledge Agreement under which Fusion and FNAC have each pledged its equity interest in its subsidiaries to the Lenders;
●	a Right of First Refusal Agreement granting Fusion certain rights to purchase the shares issued or issuable upon exercise of the Warrants; and
●	a Management Rights Agreement and SBA Side Letters relating to the Lenders’ status and rights as small business lenders.

The foregoing summaries of the terms of the SPA, the Notes, the Warrant and the Ancillary Agreements are qualified in their entirety by the full text of each of such documents, which are filed as Exhibits 10.57 through 10.75 to this Current Report on Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

See discussions under Item 2.01 and Item 2.03 for information concerning material agreements entered into in connection with Fusion’s acquisition of NBS, the sale of senior notes and related transactions.

Item 3.02	Sales of Unregistered Securities.

See discussion under Item 2.01 for information concerning the issuance of Fusion restricted stock in connection Fusion’s acquisition of NBS and related transactions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the acquisition of NBS and related transactions described under Item 2.01, Fusion engaged Jonathan Kaufman, the principal operating officer of the Acquired Business, who has become the President of the Company’s combined Corporate Services business segment.  Mr. Kaufman founded Target Telecom Inc., a telecommunications service company, in 1984, and served as its chief executive officer until the sale of the business to WorldCom in 1996.  Mr. Kaufman founded NBS in 1998, and has served as its Chief Executive Officer since its inception.

Effective with the acquisition of the Acquired Business, Fusion entered into the Kaufman Employment Agreement. Under the two-year agreement, Mr. Kaufman is entitled to (a) a base salary of $200,000 per year, (b) a signing bonus of $50,000 payable in shares of Fusion common stock, and (c) participation in all benefit programs generally made available to Fusion employees. The Kaufman Employment Agreement also contains provisions designed to protect the confidentiality of the Company’s confidential information and restricting Mr. Kaufman from engaging in certain competitive activities for the greater of 36 months from the date of the agreement or one year following the termination of his employment.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The Company intends to amend this Current Report on Form 8-K to file the required financial statements within the time prescribed by this item.

(b) Pro Forma Financial Information

The Company intends to amend this Current Report on Form 8-K to file the required pro forma financial information within the time prescribed by this item.

(c) Shell Company Transactions.

Not Applicable.

(d) Exhibits

The following Exhibits are filed as part of this Report:

Exhibit No.	Description
10.47
Amendment No. 2 dated August 20, 2012 to the Asset Purchase and Sale Agreement dated January 30, 2012 between the registrant, Fusion NBS Acquisition Corp., Interconnect Services Group II LLC, Jonathan Kaufman, Lisa Kaufman as trustee of the JK Trust and Jonathan Kaufman as trustee of the LKII Trust.

10.48
Amendment No. 2 dated August 20, 2012 to the Membership Interest Purchase and Sale Agreement dated January 30, 2012 between the registrant, Fusion NBS Acquisition Corp., Network Billing Systems, LLC, Jonathan Kaufman and Christiana Trust as trustee of the LK Trust.

10.49
Amendment No. 3 dated September 21, 2012 to the Asset Purchase and Sale Agreement dated January 30, 2012 between the registrant, Fusion NBS Acquisition Corp., Interconnect Services Group II LLC, Jonathan Kaufman, Lisa Kaufman as trustee of the JK Trust and Jonathan Kaufman as trustee of the LKII Trust.

10.50
Amendment No. 3 dated September 21, 2012 to the Membership Interest Purchase and Sale Agreement dated January 30, 2012 between the registrant, Fusion NBS Acquisition Corp., Network Billing Systems, LLC, Jonathan Kaufman and Christiana Trust as trustee of the LK Trust.

10.51
Amendment No. 4 dated October 24, 2012 to the Asset Purchase and Sale Agreement dated January 30, 2012 between the registrant, Fusion NBS Acquisition Corp., Interconnect Services Group II LLC, Jonathan Kaufman, Lisa Kaufman as trustee of the JK Trust and Jonathan Kaufman as trustee of the LKII Trust.

10.52
Amendment No. 4 dated October 24, 2012 to the Membership Interest Purchase and Sale Agreement dated January 30, 2012 between the registrant, Fusion NBS Acquisition Corp., Network Billing Systems, LLC, Jonathan Kaufman and Christiana Trust as trustee of the LK Trust.

10.53	Promissory Note dated October 29, 2012 payable to the LK Trust.
10.54	Promissory Note dated October 29, 2012 payable to Jonathan Kaufman.
10.55	Employment and Restrictive Covenant Agreement dated October 29, 2102 between the Registrant and Jonathan Kaufman.
10.56	Lease Agreement dated October 1, 2012 by and between Manchester Realty, LLC and Fusion NBS Acquisition Corp.
10.57
Securities purchase agreement and security agreement, dated as of October 29, 2012, by and among Fusion NBS Acquisition Corp., Fusion Telecommunications International, Inc., Network Billing Systems, LLC, Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP, and Plexus Fund II, LP, and Praesidian Capital Opportunity Fund III, LP as agent for the Lenders.

10.58	Series A Promissory Note dated October 29, 2012 payable to Plexus Fund II.
10.59	Series B Promissory Note dated October 29, 2012 payable to Plexus Fund II Series.
10.60	Series A Promissory Note dated October 29, 2012 payable to Praesidian Fund III.

Exhibit No.	Description
10.61	Series B Promissory Note dated October 29, 2012 payable to Praesidian Fund III Praesidian Fund III Series B Note.
10.62	Series A Promissory Note dated October 29, 2012 payable to Praesidian Fund III-A.
10.63	Series B Promissory Note dated October 29, 2012 payable to Praesidian Fund III-A.
10.64	Praesidian Fund III Common Stock Purchase Warrant dated October 29, 2012.
10.65	Praesidian Fund III-A Common Stock Purchase Warrant dated October 29, 2012.
10.66	Plexus Fund II Common Stock Purchase Warrant dated October 29, 2012.
10.67
Intellectual Property Security Agreement dated as of October 29, 2012 by Fusion Telecommunications International, Inc. and Network Billing systems, LLC, in favor of Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP, and Plexus Fund II, LP.

10.68
Intercreditor and Subordination Agreement dated as of October 29, 2012 by and among Marvin Rosen, Fusion Telecommunications International, Inc., Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP, Plexus Fund II, LP and Praesidian Capital Opportunity Fund III as agent.

10.69
Intercreditor and Subordination Agreement dated as of October 29, 2012 by and among John Kaufman, Christiana Trust, a division of WSFS Bank, as trustee of the LK Trust, Fusion NBS Acquisition Corp., Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP, Plexus Fund II, LP and Praesidian Capital Opportunity Fund III as agent.

10.70
Intercreditor Agreement dated as of October 29, 2012, by and among Prestige Capital Corporation, Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP, and Plexus Fund II, LP.

10.71
Pledge Agreement dated as of October 29, 2012 by and among Fusion Telecommunications International, Inc., Fusion NBS Acquisition Corp., Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP, Plexus Fund II, LP and Praesidian Capital Opportunity Fund III as agent.

10.72
Right of First Refusal Agreement dated as of October 29, 2012 by and among Fusion Telecommunications International, Inc., Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP, Plexus Fund II, LP and Praesidian Capital Opportunity Fund III as agent.

10.731	Management Rights Agreement dated as of October 29, 2012 by and among Fusion Telecommunications International, Inc., Fusion NBS Acquisition Corp. and Praesidian Capital Opportunity Fund III.
10.732	Management Rights Agreement dated as of October 29, 2012 by and among Fusion Telecommunications International, Inc., Fusion NBS Acquisition Corp. and Praesidian Capital Opportunity Fund III-A.
10.733	Management Rights Agreement dated as of October 29, 2012 by and among Fusion Telecommunications International, Inc., Fusion NBS Acquisition Corp., and Plexus Fund II, LP.
10.74	Small Business Side Letter dated October 29, 2012 – Plexus Fund II, LP
10.75	Small Business Side Letter dated October 29, 2012– Praesidian Capital Opportunity Fund III-A, LP
99.1	Press Release dated November 2, 2012 related to the SPA and the issuance of the Notes
99.2	Press Release dated November 2, 2012

Forward–Looking Statements

This report regarding the Company’s business and operations includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “intend” or “estimate” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company’s business. The primary risk attributable to the Company is its ability to attract fresh and continued capital to execute its comprehensive business strategy. There may be additional risks associated with the integration of businesses following an acquisition, concentration of revenue from one source, competitors with broader product lines and greater resources, emergence into new markets, the termination of any of the Company’s significant contracts or partnerships, the Company’s ability to comply with its senior debt agreements, the Company’s inability to maintain working capital requirements to fund future operations, or the Company’s ability to attract and retain highly qualified management, technical and sales personnel, and the other factors identified by us from time to time in the Company’s filings with the SEC. However, the risks included should not be assumed to be the only things that could affect future performance. We may also be subject to disruptions, delays in collections, or facilities closures caused by potential or actual acts of terrorism or government security concerns.

All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date thereof, and we assume no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
as President, Chief Operating Officer and Acting Chief Financial Officer
November 2, 2012